Exhibit 99.1

ORCHID ISLAND CAPITAL ANNOUNCES

ESTIMATED FIRST QUARTER 2025 RESULTS,

APRIL 2025 MONTHLY DIVIDEND AND

 MARCH 31, 2025 RMBS PORTFOLIO CHARACTERISTICS

●	April 2025 Monthly Dividend of $0.12 Per Share of Common Stock
●	Estimated Book Value Per Share as of March 31, 2025 of $7.94
●	Estimated GAAP net income of $0.18 per share for the quarter ended March 31, 2025, including an estimated $0.17 per share of net realized and unrealized gains on RMBS and derivative instruments
●	Estimated 2.6% total return on equity for the quarter ended March 31, 2025
●	Estimated book value, net income and total return on equity amounts are preliminary, subject to change, and subject to review by the Company’s independent registered public accounting firm
●	RMBS Portfolio Characteristics as of March 31, 2025
●	Next Dividend Announcement Expected May 7, 2025

Vero Beach, Fla., April 9, 2025 - Orchid Island Capital, Inc. (the “Company”) (NYSE: ORC) announced today that the Board of Directors of the Company declared a monthly cash dividend for the month of April 2025. The dividend of $0.12 per share will be paid May 29, 2025 to holders of record of the Company’s common stock on April 30, 2025, with an ex-dividend date of April 30, 2025. The Company plans on announcing its next common stock dividend on May 7, 2025.

The Company intends to make regular monthly cash distributions to its holders of common stock. In order to qualify as a real estate investment trust (“REIT”), the Company must distribute annually to its stockholders an amount at least equal to 90% of its REIT taxable income, determined without regard to the deduction for dividends paid and excluding any net capital gain. The Company will be subject to income tax on taxable income that is not distributed and to an excise tax to the extent that a certain percentage of its taxable income is not distributed by specified dates. The Company has not established a minimum distribution payment level and is not assured of its ability to make distributions to stockholders in the future.

As of April 9, 2025, the Company had 107,673,390 shares of common stock outstanding. As of March 31, 2025, the Company had 107,786,614 shares of common stock outstanding. As of December 31, 2024, the Company had 82,622,464 shares of common stock outstanding.

Estimated March 31, 2025 Book Value Per Share

The Company’s estimated book value per share as of March 31, 2025 was $7.94.  The Company computes book value per share by dividing total stockholders' equity by the total number of outstanding shares of common stock. At March 31, 2025, the Company's preliminary estimated total stockholders' equity was approximately $855.9 million with 107,786,614 shares of common stock outstanding. These figures and the resulting estimated book value per share are preliminary, subject to change, and subject to review by the Company’s independent registered public accounting firm.

Estimated Net Income Per Share and Realized and Unrealized Gains on RMBS and Derivative Instruments

The Company estimates it generated net income per share of $0.18 for the quarter ended March 31, 2025, which includes an estimated $0.17 per share of net realized and unrealized gains on RMBS and derivative instruments. These amounts compare to total dividends declared during the quarter of $0.36 per share.  Net income per common share calculated under generally accepted accounting principles can, and does, differ from our REIT taxable income.  The Company views REIT taxable income as a better indication of income to be paid in the form of a dividend rather than net income. Many components of REIT taxable income can only be estimated at this time and our monthly dividends declared are based on both estimates of REIT taxable income to be earned over the course of the current quarter and calendar year and a longer-term estimate of the REIT taxable income of the Company. These figures are preliminary, subject to change, and subject to review by the Company’s independent registered public accounting firm.

Estimated Total Return on Equity

The Company’s estimated total return on equity for the quarter ended March 31, 2025 was 2.6%. The Company calculates total return on equity as the sum of dividends declared and paid during the quarter plus changes in book value during the quarter, divided by the Company’s stockholders’ equity at the beginning of the quarter.  The total return was $0.21 per share, comprised of dividends per share of $0.36 and a decrease in book value per share of $0.15 from December 31, 2024.

RMBS Portfolio Characteristics

Details of the RMBS portfolio as of March 31, 2025 are presented below. These figures are preliminary and subject to change and, with respect to figures that will appear in the Company’s financial statements and associated footnotes as of and for the quarter ended March 31, 2025, are subject to review by the Company’s independent registered public accounting firm:

●	RMBS Valuation Characteristics
●	RMBS Assets by Agency
●	Investment Company Act of 1940 (Whole Pool) Test Results
●	Repurchase Agreement Exposure by Counterparty
●	RMBS Risk Measures

About Orchid Island Capital, Inc.

Orchid Island Capital, Inc. is a specialty finance company that invests on a leveraged basis in Agency RMBS. Our investment strategy focuses on, and our portfolio consists of, two categories of Agency RMBS: (i) traditional pass-through Agency RMBS, such as mortgage pass-through certificates and collateralized mortgage obligations issued by Fannie Mae, Freddie Mac or Ginnie Mae, and (ii) structured Agency RMBS. The Company is managed by Bimini Advisors, LLC, a registered investment adviser with the Securities and Exchange Commission.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements include, but are not limited to, statements about the Company’s distributions. These forward-looking statements are based upon Orchid Island Capital, Inc.’s present expectations, but these statements are not guaranteed to occur. Investors should not place undue reliance upon forward-looking statements. For further discussion of the factors that could affect outcomes, please refer to the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

RMBS Valuation Characteristics
($ in thousands)
										Realized
									Realized	Jan 25 -
									Mar-25	Mar-25
					Net			Weighted	CPR	CPR
					Weighted			Average	(1-Month)	(3-Month)	Modeled Interest
	Current	Fair	% of	Current	Average			Maturity	(Reported	(Reported	Rate Sensitivity (1)
Type	Face	Value	Portfolio	Price	Coupon	GWAC	Age	(Months)	in Apr)	in Apr)	(-50 BPS)	(+50 BPS)
Fixed Rate RMBS
15yr 5.0 TBA	$200,000	$200,773	2.89%	100.39	5.00%	5.85%	8	168	n/a	n/a	$2,592	$(3,014)
15yr Total	200,000	200,773	2.89%	100.39	5.00%	5.85%	8	168	n/a	n/a	2,592	(3,014)
30yr 3.0	875,220	772,957	11.14%	88.32	3.00%	3.48%	49	303	6.0%	6.0%	23,161	(23,362)
30yr 3.5	172,340	158,014	2.28%	91.69	3.50%	4.04%	61	286	7.6%	5.7%	4,443	(4,481)
30yr 4.0	518,378	484,743	6.99%	93.51	4.00%	4.78%	38	317	3.9%	3.2%	12,251	(13,042)
30yr 4.5	297,917	286,165	4.12%	96.06	4.50%	5.44%	33	323	15.9%	9.9%	6,048	(6,592)
30yr 5.0	562,764	554,076	7.99%	98.46	5.00%	5.94%	28	327	3.4%	5.9%	10,803	(12,181)
30yr 5.5	695,902	701,378	10.11%	100.79	5.50%	6.47%	12	344	6.5%	5.0%	12,295	(14,581)
30yr 6.0	2,080,487	2,133,047	30.74%	102.53	6.00%	6.96%	9	347	8.1%	8.4%	27,623	(35,067)
30yr 6.5	1,272,142	1,323,906	19.08%	104.07	6.50%	7.44%	12	344	12.9%	9.2%	11,992	(16,298)
30yr 7.0	293,776	308,725	4.45%	105.09	7.00%	7.94%	17	336	28.4%	22.5%	2,349	(3,009)
30yr Total	6,768,926	6,723,011	96.89%	99.32	5.33%	6.20%	22	333	9.1%	7.8%	110,965	(128,613)
Total Pass-Through MBS	6,968,926	6,923,784	99.78%	99.35	5.32%	6.19%	21	329	9.1%	7.8%	113,557	(131,627)
Structured MBS
IO 20yr 4.0	6,605	585	0.01%	8.86	4.00%	4.57%	158	75	11.6%	9.8%	(3)	(6)
IO 30yr 3.0	2,569	356	0.01%	13.84	3.00%	3.64%	122	228	22.7%	8.8%	(2)	(4)
IO 30yr 4.0	69,604	12,990	0.19%	18.66	4.00%	4.60%	127	224	2.7%	3.8%	114	180
IO 30yr 4.5	3,026	588	0.01%	19.43	4.50%	4.99%	177	170	7.8%	7.6%	-	(2)
IO 30yr 5.0	1,579	331	0.00%	20.99	5.00%	5.37%	177	170	1.4%	16.8%	2	2
IO Total	83,383	14,850	0.21%	17.81	4.01%	4.59%	132	209	4.2%	4.8%	111	170
IIO 30yr 4.0	21,343	234	0.00%	1.09	0.00%	4.40%	90	258	7.8%	3.0%	(75)	(129)
Total Structured RMBS	104,726	15,084	0.22%	14.40	3.19%	4.55%	123	219	4.9%	4.5%	36	41

Total Mortgage Assets	$7,073,652	$6,938,868	100.00%		5.29%	6.16%	23	327	9.0%	7.8%	$113,593	$(131,586)

		Hedge	Modeled Interest
	Notional	Period	Rate Sensitivity (1)
Hedge	Balance	End	(-50 BPS)	(+50 BPS)
3-Month SOFR Futures	$(115,000)	Aug-26	$(1,150)	$1,150
5-Year Treasury Future(2)	(377,500)	Jun-25	(7,873)	7,756
10-Year Treasury Future(3)	(193,500)	Jun-25	(6,139)	6,049
10-Year Ultra Treasury Future(4)	(137,500)	Jun-25	(6,162)	5,884
Swaps	(3,909,300)	Mar-31	(103,903)	100,210
Hedge Total	$(4,732,800)		$(125,227)	$121,049
Rate Shock Grand Total			$(11,634)	$(10,537)

(1)

Modeled results from Citigroup Global Markets Inc. Yield Book. Interest rate shocks assume instantaneous parallel shifts and horizon prices are calculated assuming constant SOFR option-adjusted spreads. These results are for illustrative purposes only and actual results may differ materially.

(2)	Five-year Treasury futures contracts were valued at prices of $108.16 at March 31, 2025. The market value of the short position was $408.3 million.
(3)	Ten-year Treasury futures contracts were valued at prices of $111.22 at March 31, 2025. The market value of the short position was $215.2 million.
(4)	Ten-year Ultra futures contracts were valued at prices of $114.13 at March 31, 2025. The market value of the short position was $156.9 million.

RMBS Assets by Agency
($ in thousands)
		Percentage
	Fair	of
Asset Category	Value	Portfolio
As of March 31, 2025
Fannie Mae	$4,343,326	62.6%
Freddie Mac	2,595,542	37.4%
Total Mortgage Assets	$6,938,868	100.0%

Investment Company Act of 1940 Whole Pool Test
($ in thousands)
		Percentage
	Fair	of
Asset Category	Value	Portfolio
As of March 31, 2025
Non-Whole Pool Assets	$200,839	2.9%
Whole Pool Assets	6,738,029	97.1%
Total Mortgage Assets	$6,938,868	100.0%

Borrowings By Counterparty
($ in thousands)
			Weighted	Weighted
		% of	Average	Average
	Total	Total	Repo	Maturity	Longest
As of March 31, 2025	Borrowings	Debt	Rate	in Days	Maturity
J.P. Morgan Securities LLC	$360,622	5.6%	4.46%	44	5/21/2025
Wells Fargo Bank, N.A.	357,342	5.6%	4.45%	20	5/13/2025
MUFG Securities Canada, Ltd.	339,814	5.3%	4.42%	14	4/22/2025
Merrill Lynch, Pierce, Fenner & Smith	337,229	5.3%	4.47%	31	6/13/2025
ABN AMRO Bank N.V.	335,085	5.2%	4.46%	25	5/13/2025
Citigroup Global Markets Inc	316,891	4.9%	4.46%	27	4/28/2025
RBC Capital Markets, LLC	315,802	4.9%	4.46%	82	6/23/2025
Mirae Asset Securities (USA) Inc.	301,984	4.7%	4.48%	94	9/15/2025
Clear Street LLC	298,418	4.6%	4.46%	40	5/20/2025
DV Securities, LLC Repo	297,854	4.6%	4.45%	56	5/28/2025
Cantor Fitzgerald & Co	297,090	4.6%	4.46%	41	5/22/2025
ASL Capital Markets Inc.	295,968	4.6%	4.45%	43	5/21/2025
StoneX Financial Inc.	291,477	4.5%	4.45%	51	5/28/2025
Daiwa Securities America Inc.	278,700	4.3%	4.46%	31	5/21/2025
South Street Securities, LLC	271,723	4.2%	4.45%	31	6/13/2025
Goldman, Sachs & Co	269,917	4.2%	4.46%	28	4/28/2025
Marex Capital Markets Inc.	268,736	4.2%	4.45%	57	5/29/2025
ING Financial Markets LLC	255,390	4.0%	4.46%	33	5/8/2025
Bank of Montreal	236,865	3.7%	4.47%	23	4/25/2025
Mitsubishi UFJ Securities (USA), Inc.	201,119	3.1%	4.46%	71	6/12/2025
The Bank of Nova Scotia	191,609	3.0%	4.47%	21	4/21/2025
Banco Santander SA	140,103	2.2%	4.46%	17	4/17/2025
Nomura Securities International, Inc.	122,879	1.9%	4.46%	30	5/12/2025
Lucid Prime Fund, LLC	36,024	0.6%	4.47%	16	4/16/2025
Total Borrowings	$6,418,641	100.0%	4.46%	40	9/15/2025

Contact:

Orchid Island Capital, Inc.

Robert E. Cauley

3305 Flamingo Drive, Vero Beach, Florida 32963

Telephone: (772) 231-1400